Series Number:  3
For period ending 10/31/2012

48)	Investor, A, C & R
First $100 million 1.200%
Next $900 million 1.150%
Next $1.0 billion 1.100%
Over $2.0 billion 1.050%

Institutional
First $100 million 1.000%
Next $900 million 0.950%
Next $1.0 billion 0.900%
Over $2.0 billion 0.850%

72DD)                      1. Total dividends for which record date passed during the period
           Investor Class                                           1,509
           Institutional Class                                           1,024
2. Dividends for a second class of open-end company shares
           A Class                                130
           C Class                                -
           R Class                                -

73A)           1. Dividends from net investment income
           Investor Class                                           $0.0451
           Institutional Class                                $0.0777
2. Dividends for a second class of open-end company shares
           A Class                                $0.0183
           C Class                                -
           R Class                                $0.0019

74U)           1. Number of shares outstanding (000's omitted)
                                 Investor Class                                           32,941
                                 Institutional Class                                           14,039
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                7,223
                                    C Class                                                                 247
R Class                                 151

74V)    1. Net asset value per share (to nearest cent)
                                Investor Class                                $23.05
                                Institutional Class                                $23.10
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                                $23.05
                                    C Class                                                                $22.72
R Class                                $22.95

Series Number: 10
For period ending 10/31/2012

48)	Investor, A, C & R
1.200%

Institutional
1.000%

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           2,124
                      Institutional Class                                           249
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                      A Class                                                      226
                      C Class                                            56
R Class                                            40

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $10.90
                      Institutional Class                                           $10.91
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $10.89
                                C Class                                           $10.83
R Class                                           $10.87